Exhibit 99.1

BIO-key Reports Reduced Net Loss and Cash Used in Operations on Lower Q2’24 Revenues; Hosts Investor Call Thu. Aug. 15th at 10am ET

Holmdel, NJ – August 14, 2024 – BIO-key® International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer Identity and Access Management (IAM) solutions featuring passwordless, phoneless and token-less Identity-Bound Biometric (IBB) authentication, announced results for its second quarter ended June 30, 2024 (Q2’24). Note, BIO-key’s results for 2023 were restated at year-end and filed with the Company’s 2023 Form 10-K, and as a result Q2’23 and six months ended June 30, 2023 comparisons in this release have been restated. BIO-key will host an investor call Thursday, August 15th at 10:00am ET (details below).

Financial Highlights

●

Q2’24 revenues decreased to $1.1M from $1.9M in Q2’23, principally due to a delay in recognition of approximately $450,000 in software license fees generated by the Company’s European subsidiary and lower project-related services revenue of approximately $200,000 as compared to the year-ago period for one large customer.

●	Gross profit improved to $0.9M (77.0% gross margin) in Q2’24 vs. $0.3M (16.7% gross margin) in Q2’23, primarily reflecting the impact of a $1M hardware reserve in Q2’23.
●	BIO-key trimmed Q2’24 operating expenses by $0.2M versus Q2’23, reflecting ongoing cost management initiatives.
●	BIO-key reported a Q2’24 net loss of $1.7M compared to a Q2’23 net loss of $2.6M, primarily due to a $1M hardware reserve in Q2’23.
●

Cash used in operating activities improved 48% to $1.1M in the first six months of 2024 vs. $2.1M used in the first six months of 2023. Improved operating cash flow reflects the benefit of a Q1’24 $1.5M 2-year extension/expansion of a biometric technology license with a long-term financial services customer and continued reductions in S,G &A.

Recent Business Highlights

●	Williamsburg, VA advanced its Zero Trust initiative with BIO-key’s Identity-Bound Biometrics.
●	Los Angeles LGBT Center secured its IT Systems with BIO-key’s Seamless Badge-Tap Authentication Solution.
●	University of Iowa Hospital and Dayton Children’s Hospital) expanded their BIO-key deployments in Q2’24.
●	BIO-key introduced Passkey:YOU, a phish-resistant, phoneless and tokenless biometric FIDO Passkey Authentication Solution.
●	BIO-key won the Global InfoSec Award for Multi-factor Authentication at RSA Conference 2024.

Commentary

BIO-key CEO, Mike DePasquale commented, “Q2 was impacted by delays we experienced in the closing of approximately $450,000 in software license contracts and lower non-recurring, project-related services revenue of approximately $200,000 versus the year-ago period for one large customer in 2023.

“Despite our lower than expected revenues this quarter, we remain very encouraged by the growing enterprise awareness of the importance of implementing secure, zero-trust Identity and Access Management solutions which form the core of our offerings. We remain focused on driving revenue growth and progressing our business to profitability and positive cash flow over the next several quarters. We are working to support our Channel Alliance Partners around the globe while also working to progress larger-scale customer dialogues via our in-house direct sales efforts.

“We are also excited by the growth potential for our new Passkey:YOU solution which we believe provides a very powerful, differentiated solution within the rapidly expanding deployment of passkey solutions by some of the largest global companies. Unlike other solutions, BIO-key’s Passkey:YOU utilizes our industry leading biometric technology to deliver a unique passwordless and device-less authentication solution able to meet a broad range of needs, including some of the most challenging use cases.

“We continue to expect to benefit from the rollout and enforcement of increasingly stringent regulatory standards and cyber insurance underwriting requirements, much of which are now mandating multi-factor authentication or passwordless security solutions that BIO-key is well positioned to provide on a very competitive basis.

“Given our size, our performance will likely remain variable on a quarter to quarter and year over year basis, based on the impact and timing of customer contracts, though we remain confident in our ability to drive sequential growth on a full year basis. Importantly, we are building a growing base of high-margin annually recurring revenues (ARRs) with solid potential to expand as we move forward. We also continue to seek and implement cost reduction opportunities and identify potential strategic opportunities to leverage our core expertise to accelerate our path to profitability and positive cash flow. For these and other reasons, we believe BIO-key is well-positioned for the future.”

Financial Results

BIO-key reported Q2’24 revenues of $1.1M compared to $1.9M in Q2’23. The current-year period was negatively impacted by the delay in recognition of approximately $450,000 in software license fees generated by the Company’s European subsidiary and the year-ago period benefitted from approximately $200,000 of non-recurring services revenue for one large customer. For the six months ended June 30, 2024, revenues were $3.3M compared to $4.1M in 2023, principally due to the factors that impacted Q2’24 results.

Q2’24 Gross profit was $0.9M (77.0% gross margin) versus $0.3M (16.7% gross margin) in Q2’23, primarily reflecting the impact of a $1M hardware reserve in 2023 and higher gross margins from services in Q2’24.

BIO-key was able to reduce operating expenses by $0.2M in Q2’24 versus Q2’23, reflecting reductions in administration, sales personnel costs and marketing show expenses, including lower headquarters expense. Partially offsetting lower SG&A costs, was a $33,000 increase in research, development and engineering expense related to new product development.

Reflecting lower costs and the $1M hardware reserve in 2023, BIO-key’s net loss improved to $1.7M, or $1.00 per share, in Q2’24, from $2.6M, or $4.71 per share, in Q2’23. Likewise, BIO-key trimmed its net loss for the first six months of 2024 to $2.2M, or $1.33 per share, compared to a net loss of $4.3M, or $7.74 per share, in the first six months of 2023. Q2’23 results included a hardware reserve of $1M and the first six months of 2023 included a hardware reserve of $1.5M.

Balance Sheet

At June 30, 2024, BIO-key had current assets of approximately $3.0M, including $1.3M of cash and cash equivalents, $932,210 of net accounts receivable and due from factor, and $433,182 of inventory. This compares to current assets of approximately $2.6M, including $511,400 of cash equivalents, $1.3M of net accounts receivable and due from factor, and $445,740 of inventory, at December 31, 2023.

Conference Call Details

Date / Time:	Thursday, August 15th at 10 a.m. ET
Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 Int’l
Live Webcast / Replay:	Webcast & Replay Link – Available for 3 months.
Audio Replay:	1-877-344-7529 U.S. or 1-412-317-0088 Int’l; code 7767803

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence the restatement of our financial statements, including any consequences of non-compliance with Securities and Exchange Commission and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; if we fail to increase our stockholders’ equity to at least $2.5 million, our common stock will be delisted from the Nasdaq Capital Market which could negatively impact the trading price of our common stock and impair our ability to raise capital, any disruption to our business that may occur on a longer-term basis should we be unable to remediate during fiscal year 2024 certain material weaknesses in our internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
X – Corporate:	@BIOkeyIntl
X – Investors:	@BIO keyIR
StockTwits:	BIO keyIR

Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
Services	$283,569	$620,465	$496,690	$1,152,987
License fees	774,225	1,235,771	2,724,659	2,814,327
Hardware	83,492	72,693	101,140	145,382
Total revenues	1,141,286	1,928,929	3,322,489	4,112,696
Costs and other expenses
Cost of services	73,385	360,156	212,234	514,957
Cost of license fees	148,432	198,147	296,652	819,028
Cost of hardware	40,455	47,808	53,029	92,400
Cost of hardware - reserve	-	1,000,000	-	1,500,000
Total costs and other expenses	262,272	1,606,111	561,915	2,926,385
Gross profit	879,014	322,818	2,760,574	1,186,311

Operating Expenses
Selling, general and administrative	1,941,866	2,143,164	3,724,839	4,074,896
Research, development and engineering	591,234	558,181	1,198,755	1,248,340
Total Operating Expenses	2,533,100	2,701,345	4,923,594	5,323,236
Operating loss	(1,654,086)	(2,378,527)	(2,163,020)	(4,136,925)
Other income (expense)
Interest income	46	23	51	27
Loss on foreign currency transactions	-	-	-	(15,000)
Loan fee amortization	(4,000)	-	(4,000)	-
Change in fair value of convertible note	-	(44,568)	-	97,423
Interest expense	(8,910)	(56,806)	(10,267)	(113,725)
Total other income (expense), net	(12,864)	(101,351)	(14,216)	(31,275)

Loss before provision for income tax	(1,666,950)	(2,479,878)	(2,177,236)	(4,168,200)

Provision for (income tax) tax benefit	-	(143,000)	-	(143,000)

Net loss	$(1,666,950)	$(2,622,878)	$(2,177,236)	$(4,311,200)

Comprehensive loss:
Net loss	$(1,666,950)	$(2,622,878)	$(2,177,236)	$(4,311,200)
Other comprehensive income (loss) – Foreign currency translation adjustment	24,220	19,884	(38,530)	92,030
Comprehensive loss	$(1,642,730)	$(2,602,994)	$(2,215,766)	$(4,219,170)

Basic and Diluted Loss per Common Share	$(1.00)	$(4.71)	$(1.33)	$(7.74)

Weighted Average Common Shares Outstanding:
Basic and diluted	1,663,042	556,758	1,639,183	556,758

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-18 reverse stock split, which was effective December 21, 2023.

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,260,351	$511,400
Accounts receivable, net	904,046	1,201,526
Due from factor	28,164	99,320
Inventory	433,182	445,740
Prepaid expenses and other	388,786	364,171
Total current assets	3,014,529	2,622,157
Equipment and leasehold improvements, net	174,419	220,177
Capitalized contract costs, net	348,617	229,806
Operating lease right-of-use assets	9,341	36,905
Intangible assets, net	1,252,090	1,407,990
Total non-current assets	1,784,467	1,894,878
TOTAL ASSETS	$4,798,996	$4,517,035

LIABILITIES
Accounts payable	$1,539,548	$1,316,014
Accrued liabilities	1,164,681	1,305,848
Note payable	2,010,293	-
Government loan – BBVA Bank, current portion	135,400	138,730
Deferred revenue, current	715,193	414,968
Operating lease liabilities, current portion	9,570	37,829
Total current liabilities	5,574,685	3,213,389
Deferred revenue, long term	142,949	28,296
Deferred tax liability	22,998	22,998
Government loan – BBVA Bank – net of current portion	114,656	188,787
Total non-current liabilities	280,603	240,081
TOTAL LIABILITIES	5,855,288	3,453,470

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Common stock — authorized, 170,000,000 shares; issued and outstanding; 1,815,618 and 1,032,777 of $.0001 par value at June 30, 2024 and December 31, 2023, respectively	182	103
Additional paid-in capital	126,143,205	126,047,851
Accumulated other comprehensive loss	(15,234)	22,821
Accumulated deficit	(127,184,445)	(125,007,210)
TOTAL STOCKHOLDERS’ EQUITY	(1,056,292)	1,063,565
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,798,996	$4,517,035

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-18 reverse stock split, which was effective December 21, 2023.

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2024	2023

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(2,177,236)	$(4,311,200)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	46,069	26,637
Amortization of intangible assets	155,900	162,166
Change in fair value of convertible note	-	(97,423)
Amortization of capitalized contract costs	80,074	80,717
Reserve for inventory	-	1,500,000
Operating leases right-of-use assets	27,564	112,745
Share and warrant-based compensation for employees and consultants	96,561	120,767
Stock based directors’ fees	9,003	28,004
Deferred income tax benefit		(13,000)
Bad debts		250,000
Change in assets and liabilities:
Accounts receivable	297,480	(757,170)
Due from factor	71,156	(24,750)
Capitalized contract costs	(198,885)	(75,096)
Inventory	12,558	50,271
Prepaid expenses and other	(24,615)	14,799
Accounts payable	258,384	726,657
Accrued liabilities	(141,167)	(109,208)
Income taxes payable	-	156,000
Deferred revenue	414,878	174,437
Operating lease liabilities	(51,257)	(110,545)
Net cash used in operating activities	(1,123,533)	(2,095,192)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,869)	-
Net cash used in investing activities	(1,869)	-
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from Note Payable	2,000,000	-
Offering costs	(13,470)	-
Proceeds for exercise of warrants	1,400	-
Receipt of cash from Employee stock purchase plan	1,939	13,934
Repayment of government loan	(77,461)	(56,241)
Net cash used in financing activities	1,912,408	(42,307)

Effect of exchange rate changes	(38,055)	67,490

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	748,951	(2,070,009)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	511,400	2,635,522
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,260,351	$565,513

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-18 reverse stock split, which was effective December 21, 2023.